Exhibit 10.4

                                                    Atty. Docket Number: 50704-P

                            ASSIGNMENT OF APPLICATION

      Whereas, I, Andre Danesh, of Brookline, MA 02446, hereafter referred to as "applicant", have invented certain new and useful improvements in a Discount Shopping System for which an application for a United States Patent was filed on March 27, 2000, and received Application Number 60/192,279, and

      Whereas, SonicSave.com Corporation of Brookline, MA 02446, herein referred to as "assignee" whose post office address is 1330 Beacon Street, Brookline, MA 02446 is desirous of acquiring the entire right, title and interest in the same;

      Now, therefore, in consideration of the sum of ten dollars ($10.00), the receipt whereof is acknowledged, and other good and valuable consideration, I, the applicant, by these presents do sell, assign and transfer unto said assignee the full and exclusive right to the said invention in the United States and the entire right, title and interest in and to any and all Patents which may be granted therefor in the United States, subject to a reservation whereby should the said assignee enter bankruptcy proceedings or terminate its business operations, the entire right, title and interest in said above identified patent application or any patent granted thereon shall revert to me, the applicant;

      I hereby authorize and request the Commissioner of Patents and Trademarks to issue said United States Patent to said assignee of the entire right, title, and interest in and to the same, for his sole use and for the use of its legal representatives, to the full end of the term for which said Patent may be granted, as fully and entirely as the same would have been held by me had this assignment and sale not been made.

      Executed this 6th day of September, 2000 at 1330 Beacon Street, Brookline, MA 02446.


                                                      /s/ Andre Danesh
                                                      --------------------------
                                                      Andre Danesh

SS:
State of Massachusetts
County of NORFOLK

      Before me personally appeared said Andre Danesh and acknowledged the foregoing instrument to be his free act and deed this __ day of September, 2000.


      /s/ David Reznikow                                 [Seal]
      ------------------------
      Notary Public
      Commission Expires:

      DAVID REZNIKOW
      May 22, 2002